SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party Other than the Registrant  [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement	[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADYNE COMSTREAM INC.

(Name of Registrant as Specified in Its Charter)

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RADYNE COMSTREAM INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

To Our Stockholders:

The 2004 annual meeting of Stockholders of Radyne ComStream Inc. will be held at the offices of the Company at 3138 East Elwood Street, Phoenix, Arizona, 85034, on May 13, 2004, beginning at 2:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect five Directors, each for a term of one year;

2.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on April 6, 2004 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us via facsimile to (602) 437-4811 or in the enclosed postage-paid envelope. You may also vote by calling the 800-number listed on your proxy card.

By Order of the Board of Directors

/s/ ROBERT C. FITTING
Robert C. Fitting
Chief Executive Officer

April 7, 2004
Phoenix, Arizona

RADYNE COMSTREAM INC.
3138 East Elwood Street
PHOENIX, ARIZONA 85034
(602) 437-9620

PROXY STATEMENT

          This Proxy Statement relates to the 2004 Annual Meeting of Stockholders to be held on May 13, 2004 at 2:00 p.m. local time, at the offices of Radyne ComStream Inc. located at 3138 East Elwood Street, Phoenix, Arizona, 85034, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 16, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

          At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of five Directors. In addition, management will report on our progress during 2003 and respond to questions from stockholders.

Who is entitled to vote?

          Only stockholders of record at the close of business on the record date, April 6, 2004, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on April 6, 2004, there were issued and outstanding 16,452,762 shares of our common stock, which are entitled to cast 16,452,762 votes.

Who can attend the meeting?

          All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

How do I vote?

          You can vote on matters to come before the meeting in two ways:

1.	You can attend the meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it to us or by the use of telephone or internet. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors. Refer to your proxy card for information on voting by telephone, internet or by mail.

What if I vote and then change my mind?

          You may revoke your proxy at any time before it is exercised by:

•	filing with our Corporate Secretary a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

          Your last vote will be the vote that is counted.

What are the Board’s recommendations?

          Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of such item in this proxy statement. In summary, the Board recommends a vote FOR election of the nominated slate of Directors.

          With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

          The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

          Election of Directors. Election of a Director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, and entitled to vote at a meeting at which a quorum is present. The five persons receiving the greatest number of votes will be elected as Directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

          Effect of Broker Non-Votes. If your shares are held by your broker, in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions but did not, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

          Under Delaware law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

BOARD OF DIRECTORS

Election of Directors
(Proposal No. 1)

General

          A board of five Directors is to be elected at the annual meeting. It is expected that a majority of the common stock will be voted in favor of the five nominees named below, all of whom are current Directors. In the event that any nominee is unable or declines to serve as a Director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a Director. The term of office for each person elected as a Director will continue until the next annual meeting or until his or her successor has been elected and qualified. Mr. Lim Ming Seong, our current Chairman of the Board, is not standing for reelection at the annual meeting.

          The Board has determined that three of the five nominees for the Board are “independent” as that term is defined by SEC regulations and Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. In making this determination, the Board considered transactions and relationships between each Director or his or her immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the Director is independent. As a result of this review, the Board affirmatively determined based on its understanding of such transactions and relationships that all of the Directors nominated for election at the annual meeting are independent, with the exception of Robert C. Fitting, our Chief Executive Officer, and Lee Yip Loi who has served as an unpaid executive officer of the Company’s prior majority stockholder.

Vote Required

          If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the Director nominees.

Nominees

          The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title
Lee Yip Loi	60	Director
Dennis W. Elliott	62	Director

Name of Nominee	Age	Title
Robert C. Fitting	68	Director and Chief Executive Officer
Dr. C.J. Waylan	62	Director
Michael A. Smith	60	Director

          LEE YIP LOI has been a Director since August 12, 1996 and is a member of the Compensation Committee of the Board. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997, he was President of its affiliate, Metheus Corporation. Prior to that time, he held a number of managerial positions with such corporations as Singapore Technologies Pte Ltd, Jurong Industries Ltd and Morgan Guaranty Trust, and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently president and director of WhiteRock2 Management (USA) Inc., and Stetsys US Inc. He is also a director of Stetsys Pte Ltd., WhiteRock Investments III Ltd, and WhiteRock2 Management Ltd. Mr. Lee holds a Bachelor of Science Degree (with Honors) from the University of Singapore and completed the Advanced Management Program at Harvard Business School and the commercial banking management program at J.P. Morgan.

          DENNIS W. ELLIOTT has been a Director since October 6, 1998 and is Chairman of the Audit Committee. He is also a member of the Compensation Committee of the Board. He is the President of Elliott Communications Co., a technology/marketing/finance consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/HDTV and multimedia. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now SES Americom) and RCA Global Communications. He was the principal financial officer at Pacific Telecom and RCA American Communications. Mr. Elliott holds an M.B.A. from Harvard University, an M.S.E.E from Stanford University, and a B.S.E.E. from the University of Iowa.

          ROBERT C. FITTING has been a Director since March 1995 and has served as our Chief Executive Officer since October 1998 and was our President from February 1995 until March 28, 2000. He became a Director in March 1995. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, subsequently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the “Arizona Entrepreneur of the Year” award in the manufacturing/high technology category.

          DR. C. J. WAYLAN has been a Director since February 2000 and is a member of the Audit and Compensation Committees of the Board. He is currently an advisor to several telecommunications and satellite companies. Since September 1997 he has been President and Chief Executive Officer of CCI International, NV. Before retiring in 1996, Dr. Waylan served in several senior executive positions for GTE Corporation. He served as president of GTE Spacenet and as Executive Vice President in the GTE wireless group, which included GTE Mobilnet. Dr. Waylan served in the US Navy for twenty years in a number of space and communications-related positions. He has a BS degree from the University of Kansas, and an

MSEE and Ph.D. from the Naval Postgraduate School. He currently serves on the boards of directors of Globecomm Systems, Inc., fSONA Communications Corporation and CCI International.

          MICHAEL A. SMITH has been a Director since June 18, 2003 and is a member of the Audit Committee of the Board. From 1999 to 2002, Mr. Smith served as President and CEO of the Aerospace Electronics Systems division of Honeywell, Inc. (a $4.0 billion per year Commercial, Defense and Space avionics manufacturer and product of the merger between the Allied Signal and Honeywell avionics businesses). He was the Vice President and General Manager of Honeywell’s corporate and regional avionics business from 1992 to 1999 and served in various management positions with Sperry Flight Systems from 1973 until Honeywell purchased it in 1986. Prior to 1973, he was employed by Raytheon’s aerospace business. Mr. Smith serves on the Board of Directors of a privately owned Company in the Phoenix area and, in the past, has served on the Boards of various not-for-profit community organizations and of the General Aviation Manufacturers Association (GAMA) in Washington DC. He also served as the Vice President and one year as the President of GAMA. Mr. Smith has a BSBA degree from Arizona State University and has completed numerous continuing education programs during his career.

How are Directors compensated?

          Our policy has been to pay no cash compensation to Directors who are our employees for their service as Directors. Outside Directors are paid $1,500 per month. Additionally, any member of the Audit Committee will receive $208.33 per month, and the Chairman of the Audit Committee will receive an additional $208.33 per month. Any member of any other committee will receive $125 per month. Each outside Director will receive $1,500 for each meeting attended in person and $500 if attendance is via telephone. During fiscal 2003, options were granted to the Directors as follows: On June 18, 2003, the Board of Directors granted Mr. Smith options to purchase 10,000 shares of our common stock at $2.38 per share. These options will expire June 17, 2013. On October 16, 2003, the Board of Directors granted Messrs. Elliott, Lee and Waylan options to purchase 10,000 shares each of our common stock at $5.21 per share. These options will expire on October 15, 2013.

Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a Director?

          No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 2003?

          The Board of Directors met three times during fiscal 2003. Attendance by Directors at the meetings of the Board and Board committees on which they served was 100%. We strongly encourage all Directors to attend the annual meetings of the stockholders. All of our Directors attended last year’s annual meeting of the stockholders.

          The Audit Committee, made up of all independent Directors, as that term is defined by SEC regulations and Rule 4200(a)(15) of the NASD listing standards met six times during the year. All members of the Audit Committee attended each meeting.

What committees has the Board established?

          The Board of Directors has standing Executive, Compensation and Audit Committees.

	Executive	Compensation	Audit
Name	Committee	Committee	Committee
Lim Ming Seong (1)	X	X
Lee Yip Loi	X	X
C.J. Waylan		X	X
Dennis W. Elliott		X	X
Robert C. Fitting	X
Michael A. Smith			X

(1)	Not standing for reelection at the annual meeting.

          Executive Committee. The Executive Committee, which consisted of Directors Lim, Lee and Fitting, met three times during fiscal 2003. The Executive Committee reviews our business plan and evaluates potential strategic partnerships, including acquisitions.

          Compensation Committee. The Compensation Committee, which consisted of Directors Lim, Lee, Elliott, and Waylan, met three times during fiscal 2003. The Compensation Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Compensation Committee also reviews and approves our compensation policies and administers our 1996 Incentive Stock Option Plan and its 2000 Long Term Incentive Plan. The report of the Compensation Committee is included herein on page 10.

          Audit Committee. The Audit Committee, which consisted of Directors Elliott, Waylan and Smith, met six times during fiscal 2003. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls. The Audit Committee must approve all related party transactions and must pre-approve all services of the independent accountants.

          The Audit Committee operates under a written Audit Committee Charter. The Board has determined that each of the members of the Audit Committee is independent within the meaning of SEC regulations and Rule 4200(a)(15). Mr. Elliott is the Chairman of the Audit Committee and serves as the Audit Committee’s financial committee expert, as defined by the SEC regulations. The report of the Audit Committee is included herein on page 8.

          Nominating Committee. The Company does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in our Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and Director nominees are selected by a majority of the independent Directors meeting in executive sessions. All of the nominees recommended for election to the Board of Directors at the annual meeting are Directors standing for reelection.

          The Board of Directors believes that it is necessary that the majority of the Board of Directors be comprised of independent Directors as set forth in Rules 4200 and 4350 of the NASD listing standards and it is desirable to have at least one financial expert on the Board of Directors as set forth in section 401(h) of the Regulation S-K under the federal securities laws. When considering potential Director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2003 we did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

Communications with the Board of Directors

          Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to lgardner@radn.com or by writing to us at Radyne ComStream Inc., Attention: Investor Relations, 3138 East Elwood Street, Phoenix, Arizona, 85034. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Ethics

          The Company has adopted a code of ethics that applies to all Directors, officers and employees of the Company, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technical Officer. A copy of our code of ethics will be mailed, at no charge, upon request submitted to Linda Gardner – Investor Relations, Radyne ComStream Inc, 3138 East Elwood St., Phoenix, Arizona 85034. If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our internet website at www.radn.com.

EXECUTIVE OFFICERS AND COMPENSATION

The Executive Officers

          Our management consists of the following personnel, in addition to Robert C. Fitting, the Chief Executive Officer who is named above as a Director.

Name	Age	Position
Brian Duggan	62	President and Chief Operating Officer
Steven Eymann	52	Executive Vice President and Chief Technical Officer
Garry D. Kline	55	Vice President, Secretary, Interim Chief Financial Officer and Corporate Controller

          BRIAN DUGGAN was promoted to President and Chief Operating Officer on March 28, 2000. Mr. Duggan had served as Vice President of Sales and Marketing since December 1998. In that capacity, Mr. Duggan handled global sales and marketing efforts for our complete equipment line, with all regional sales offices reporting directly to him. Prior to this appointment, Mr. Duggan served as Director of Worldwide Sales for ComStream Corporation. Before joining ComStream in 1995, Mr. Duggan spent eight years as Director of Marketing with Comtech Systems, Inc. He has held various positions with Plessey Electronics Systems Ltd. (UK) in engineering and sales and marketing, and with Datotek Corporation in Texas as Director of Marketing. Mr. Duggan is a graduate of Hatfield College in the United Kingdom, where he majored in engineering.

          STEVEN W. EYMANN has been Chief Technical Officer since October 1998 and has been our Executive Vice President since February 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began in 1974 at the Motorola Government Electronics Division, where he was a design engineer, task leader and finally a project leader on a number of developments. In 1981, Mr. Eymann joined Comtech Data Corporation, where he was Director of Product Development. Mr. Eymann was responsible for budget, schedule, and technical aspects of all new product development within Comtech. He left Comtech in 1984 to co found EFData Corporation. As Vice President of Engineering and co-founder of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology military and commercial communications equipment. He developed the Intelsat Data Subsystem including modems and redundancy switches. These pre-eminent designs helped EFData become the leading supplier of satellite modems in the world. In 1993, Mr. Eymann became President of EFData. In 1995, Mr. Eymann participated in the turnaround of Radyne Corporation and once again was the major contributor in new product designs.

          GARRY D. KLINE has been Vice President, Secretary, Interim Chief Financial Officer and Corporate Controller since January 2004. From February 2003 until January 2004, Mr. Kline served as Vice President, Corporate Controller and Assistant Secretary. From July 1997 until February 2003, Mr. Kline served as Vice President of Finance, Secretary and Chief Financial Officer. From September 1995 until July 1997 he was Secretary and Controller. From 1987 until September 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting company.

Report of the Audit Committee

          The Securities and Exchange Commission rules now require us to include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

          It is the duty of the Audit Committee to provide independent, objective oversight of Radyne ComStream’s accounting functions and internal controls. The Audit Committee acts under a written charter that sets forth the audit related functions we are expected to perform. Our audit functions are to:

•	Serve as an independent and objective party to monitor Radyne ComStream’s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of Radyne ComStream’s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

          We meet with management periodically to consider the adequacy of Radyne ComStream’s internal controls and the objectivity of its financial reporting. We discuss these matters with Radyne ComStream’s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether the non-audit related services provided by Radyne ComStream’s independent auditors are compatible with their independence. In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

          Management of Radyne ComStream has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present Radyne ComStream’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discuss with the Company any issues they believe should be raised. Our responsibility is to monitor and review these processes.

          It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Radyne ComStream and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Radyne ComStream’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Radyne ComStream’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of Radyne ComStream’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that Radyne ComStream’s independent accountants are in fact “independent.”

          This year, we reviewed Radyne ComStream’s audited consolidated financial statements and met with both management and KPMG LLP, the Company’s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Radyne ComStream. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

          Based on these reviews and discussions, we recommended to the Board that Radyne ComStream’s audited consolidated financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Dennis W. Elliott, Chairman C.J. Waylan Michael A. Smith

Compensation Committee Report on Executive Compensation

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Radyne ComStream, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. We believe that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its stockholders. In addition, the compensation programs should support the goals and values of Radyne ComStream and should reward individual contributions to the Company’s success.

     General Compensation Policy and Philosophy. Our policy is to provide Radyne ComStream’s executive officers with compensation that is based on their individual performance, the financial performance of the Company and that is competitive enough to attract and retain highly skilled individuals. Each officer’s compensation is comprised of; (i) a base salary, (ii) performance bonuses, and (iii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the stockholders.

     Base Salary. Each executive officer’s base salary is based on the recommendation of the Compensation Committee with the input of the Chief Executive Officer. Factors in formulating base salary recommendations include the level of an executive’s compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive’s business unit or department in relation to established strategic plans and the executive officer’s personal performance in helping the Company meet its goals, the Company’s operating budget for the year and the overall performance of the Company.

     Performance Bonuses and Stock Based Incentives. For each executive officer, performance bonuses and stock based incentives are awarded based upon the recommendation of the Compensation Committee. An executive’s potential performance bonus and stock based incentive package is related to the Radyne ComStream’s operating results and the financial performance of an executive’s division or department.

     CEO Compensation. The Chief Executive Officer’s compensation is determined by the recommendation of the Compensation Committee and is based upon the financial performance of the Company, as well as the value created for its stockholders. During 2003, the Compensation Committee recommended to the Board of Directors that the Company pay performance bonuses to Mr. Fitting in the amount of $75,000, to Mr. Eymann in the amount of $25,000 and to Mr. Johnson in the amount of $10,000.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Radyne ComStream’s executive officers for the 2003 fiscal year did not exceed the $1 million limit per employee. Radyne ComStream believes that its compensation policy satisfies 162(m). As a result, the Company believes that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, the Company has change in control agreements with three of its executive officers, including its Chief Executive Officer. The Company will not be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. However, the agreements provide for a gross up of severance payments equal to the amount of any excise tax incurred by the officers.

Lim Ming Seong, Chairman Lee Yip Loi Dennis W. Elliott C.J. Waylan

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has consisted of Messrs. Lim, Lee, Elliott, and Waylan. Except as provided below, there were no interlocking relationships between Radyne ComStream and other entities that might affect the determination of the compensation of our executive officers.

     On February 19, 2004, Stetsys Pte. Ltd. and Stetsys US, Inc., our former majority stockholders, entered into a definitive purchase agreement to sell their shares of the Company’s common stock, an aggregate of 9,676,800 shares, to approximately 40 institutional investors in a private transaction. The purchase price of the common stock was $9.25 per share. Mr. Lim is the Chairman of Stetsys Pte. Ltd., and Mr. Lee is a director of Stetsys Pte. Ltd. and President of Stetsys US, Inc. The shares sold in the transaction will be subject to securities law restrictions on their subsequent resale. However, the Company has agreed to register the shares for resale. The Company has not received any proceeds from this transaction.

Executive Compensation Summary

     The following table sets forth the total compensation paid or accrued for our Chief Executive Officer, our former chief financial officer and our three other executive officers who were employed by us at December 31, 2003, excluding officers paid less than $100,000 annually. These officers are collectively referred to as the “Named Executive Officers.”

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(2)
Robert C. Fitting	2003	$311,538	$224,355			150,000		$38,758
Chief Executive	2002	$296,055	$0	—	—	40,000	—	$18,492
Officer (1)	2001	$286,583	$120,000	—	—	96,200	—	$15,784
Brian Duggan	2003	$235,422	$2,062			60,000		$11,689
President and Chief	2002	$216,955	$0	—	—	40,000	—	$13,112
Operating Officer (1)	2001	$210,269	$50,000	—	—	73,100	—	$9,563
Steven W. Eymann	2003	$182,870	$135,379			60,000		$11,972
Executive	2002	$169,458	$0	—	—	25,000	—	$14,391
Vice-President (1)	2001	$174,099	$52,323	—	—	54,800	—	$11,092
Richard P. Johnson	2003	$144,380	$29,215			100,000		$163,178
Former Chief	2002	$0	$0	—	—	0	—	$0
Financial Officer (1) (3)	2001	$0	$0	—	—	0	—	$0
Garry D. Kline	2003	$139,891	$1,116			5,000		$12,967
Interim	2002	$130,175	$0	—	—	0	—	$13,428
Chief Financial	2001	$139,382	$77,323	—	—	63,400	—	$11,512
Officer (3)

(1)	For the year ended 2003, Mr. Fitting was paid a bonus in the amount of $149,355 as a result of a 1996 agreement relating to the exercise of Incentive Stock Options that were granted with a bonus feature. Additionally, the Board of Directors granted a performance bonus in the amount of $75,000 to Mr. Fitting. Mr. Duggan’s bonus was comprised of $2,062 for unused personal time accrued. Mr. Eymann was paid a bonus in the amount of $110,188 as a result of a 1996 agreement relating to the exercise of Incentive Stock Options that were granted with a bonus feature. Additionally, the Board of Directors granted a performance bonus in the amount of $25,000 to Mr. Eymann and $191 for one-half of the unused personal time accrued, per company policy. Mr. Johnson’s bonus amount included a moving allowance of $19,215 and a performance bonus of $10,000. Mr. Kline’s bonus was comprised of $1,116 for unused personal time accrued.

(2)	These amounts include matching 401(k) contributions, cafeteria plan benefits, employee stock purchase plan statutory purchase price discounts, disqualifying and qualifying dispositions of shares acquired through the exercise of incentive stock options and employee stock purchase plans and excess group term life insurance.

(3)	Garry Kline became Corporate Controller and Richard Johnson became Chief Financial Officer effective January 31, 2003. Mr. Johnson resigned on November 7, 2003, and Mr. Kline was appointed interim Chief Financial Officer effective January 8, 2004.

Aggregate Holdings at Fiscal 2003 Year End

     The following table sets forth information concerning option holdings for fiscal 2003 with respect to the Named Executive Officers. There were 190,985 shares acquired on exercises of options by named Executive Officers in fiscal 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-The-Money Options/
	Acquired On	Value	Fiscal Year-End		SARs at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Fitting	101,885	$164,893	269,650	156,550	$444,428	$475,268
Brian Duggan	—	—	247,715	83,275	432,938	250,249
Steven Eymann	64,100	164,096	289,050	69,325	871,973	210,679
Richard P. Johnson	25,000	154,044	—	—	—	—
Garry Kline	—	—	205,357	17,725	345,183	36,678

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2003 closing price of our common stock of $8.29 per share on the Nasdaq National Market, less the per share exercise price, multiplied by the number of shares underlying such options.

Agreements with Certain Officers

     We have entered into Change-in-Control Severance Agreements with Messrs. Fitting, Duggan, and Eymann. Generally, a change in control occurs for purposes of these agreements upon the occurrence of the following:

•	any merger in which the Company is not the surviving entity other than a merger in which our stockholders immediately prior to the merger have the same proportionate ownership of beneficial interest immediately after the merger;

•	any transfer of more than 50% of our assets, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

•	the stockholders’ approval of any plan or proposal for liquidation or dissolution of the Company;

•	any person or entity, other than a current stockholder or affiliate, becomes the beneficial owner of 50% or more of our outstanding capital stock; or

•	a change in control of our board during any two-year period, excluding any new Director approved by a vote of at least two-thirds of the Directors who were Directors at the beginning of the period.

If one of these events occur, the agreements for Messrs. Duggan and Eymann provide for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to 200% of the officers’ respective then current base salary if the officer is terminated without cause, or resigns for good reason, within two years of a change in control of Radyne ComStream, and 100% of their base salary if the termination occurs within one year of the change in control event; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

If one of these events occur, the agreement for Mr. Fitting provides for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to 300% of Mr. Fitting’s then current base salary immediately upon a change in control of Radyne ComStream; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

     The agreements require us to establish a trust account upon a change in control event and deposit funds sufficient to satisfy our obligations to each officer as outlined above.

     Finally, the agreements also contain a non-compete provision restricting Messrs. Fitting, Duggan and Eymann from competing with us, or our subsidiaries, for a period of one year from any separation from the Company.

STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Market”) and (iii) a peer group index selected by us (the “Peer Group”), from December 31, 1998 through December 31, 2003. We selected the Peer Group based upon similar Standard Industrial Codes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG RADYNE COMSTREAM INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

* $100 invested on 12/31/98 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

RADYNE COMSTREAM INC

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
RADYNE COMSTREAM INC.	100.00	200.00	157.42	162.96	71.11	245.63
NASDAQ STOCK MARKET (U.S.)	100.00	190.62	127.67	70.42	64.84	91.16
PEER GROUP	100.00	418.64	267.10	115.91	85.38	138.29

     The graph assumes that $100 was invested on December 31, 1998 in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into Change-in-Control Severance Agreements with certain of our executive officers. See above under “Agreements with Certain Officers.” See “Compensation Committee Interlocks and Insider Participation” above for a description of certain transactions between the Company and members of the Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 24, 2004, the ownership of our common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding Common Stock, (ii) each of our Named Executive Officers, (iii) each of our Directors, and (iv) all of our Directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated subject to applicable community property law.

Name & Address		Number of Shares (1)		Percentage of Class (1)

Robert C. Fitting	(2)	400,209	(3)	2.3%
Brian J. Duggan	(2)	275,323	(4)	1.6%
Steven W. Eymann	(2)	371,394	(5)	2.1%
Garry D. Kline	(2)	247,154	(6)	1.4%
Yip Loi Lee	(2)	46,000	(7)	*
C. J. Waylan	(2)	35,500	(8)	*
Dennis W. Elliott	(2)	36,000	(9)	*
Michael A. Smith	(2)	10,000	(10)	*

All Directors and executive officers of Radyne ComStream as a group (eight persons)		1,421,580		8.1%

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of common stock actually owned as of March 24, 2004 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 24, 2004 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	The address for each of these stockholders is: c/o Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034.

(3)	Includes 279,650 shares underlying exercisable options held by Mr. Fitting.

(4)	Includes 257,715 shares underlying exercisable options held by Mr. Duggan.

(5)	Includes 295,300 shares underlying exercisable options held by Mr. Eymann.

(6)	Includes 205,357 shares underlying exercisable options held by Mr. Kline.

(7)	Includes 46,000 shares underlying exercisable options held by Mr. Lee.

(8)	Includes 25,000 shares underlying exercisable options held by Mr. Waylan.

(9)	Includes 36,000 shares underlying exercisable options held by Mr. Elliott.

(10)	Includes 10,000 shares underlying exercisable options held by Mr. Smith.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it during the year ended December 31, 2003, we believe that, during such year our executive officers, Directors and ten-percent stockholders complied with all such filing requirements, except for options granted to each of Messrs. Fitting, Kline, Eymann, Duggan, Waylan, Lee, and Elliott on October 16, 2003 should have been reported on Form 4 by October 20, 2003 but was reported on Form 5 on February 10, 2004, and 10,000 options were granted to Mr. Smith on June 18, 2003 and should have been reported on Form 4 by June 20, 2003 but was reported on Form 5 on February 10, 2004.

PRINCIPAL ACCOUNTING FEES AND SERVICES

     The Audit Committee, pursuant to authority granted to it by the Board of Directors, has selected KPMG LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiaries for fiscal year 2004.

     We have paid or expect to pay the following fees to KPMG LLP for work performed in 2003 and 2002 or attributable to KPMG LLP’s audit of our 2003 and 2002 consolidated financial statements:

	2003	2002
	(Amounts in thousands)
Audit Fees	$213	$190
Audit-Related Fees	$-0-	$-0-
Tax Fees	$53	$46
All Other Fees	$-0-	$-0-

     In May 2003, the SEC released final rules to implement Title II of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The rules address auditor independence and have modified the proxy fee disclosure requirements.

     Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of financial statements included in the registrant’s Form 10-Q (17 CFR 249.308a) or 10-QSB (17 CFR 249.308b) or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

     Audit–Related Fees include the aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under paragraph (e)(1) of this section. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

     Tax Fees include the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

     All Other Fees include the aggregate fees billed in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs.

     Representatives of KPMG LLP will attend the annual meeting. They will have an opportunity to make a statement to those in attendance and will be available to answer appropriate questions.

     The Audit Committee has reviewed the fees paid to KPMG LLP and has considered whether the fees paid for non-audit services are compatible with maintaining KPMG LLP’s independence. The Audit Committee has also adopted policies and procedures to approve audit and non-audit services provided in 2003 by KPMG in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by our independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for further pre-approval. The Audit Committee may additionally ratify certain de minimis services provided by the independent auditor without prior Audit Committee approval, as permitted by the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. We will disclose all such approvals by the Audit Committee, as applicable in upcoming years.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2005 annual meeting must be received at our principal executive offices by December 17, 2004 to be considered for inclusion in our proxy materials relating to such meeting.

     If you wish to nominate Directors for election at the 2005 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 requires that you notify the Secretary in writing no later than March 2, 2005, which is 45 days before the anniversary of the date on which we first mailed our proxy materials for the annual meeting. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws.

     All proposals and nominations should be sent to Radyne ComStream Inc., Attention: Secretary, 3138 East Elwood Street, Phoenix, Arizona, 85034.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

RADYNE COMSTREAM INC.

/s/ GARRY D. KLINE
Garry D. Kline Secretary

April 7, 2004

RADYNE COMSTREAM INC.

Annual Meeting of Stockholders — MAY 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Fitting and Garry D. Kline, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Radyne ComStream Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Company at 3138 East Elwood Street, Phoenix, Arizona, 85034, on May 13, 2004, at 2:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Election of Directors

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

01) Lee Yip Loi 02) Dennis W. Elliott 03) Robert C. Fitting 04) Dr. C.J. Waylan 05) Michael A. Smith

To withhold authority to vote, mark “For All Except” and write the nominee’s name from the above list below.

     Name(s) to withhold:

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof. Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.
, 2004

Signature	Date
, 2004

Signature (Joint Owners)	Date